EXHIBIT 4,1
FORM OF CONTINGENT CONVERTIBLE
PERPETUAL NON-CUMULATIVE PREFERRED STOCK
SEE REVERSE
FOR LEGEND
Number:

Contingent Convertible Perpetual Non- Cumulative Preferred Stock	Shares

CITIZENS REPUBLIC BANCORP, INC.	CUSIP NO.: 174420109
FACE OF SECURITY
     This certifies that                      is the owner of fully paid and non-assessable shares of the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, no par value, of Citizens Republic Bancorp, Inc. (hereinafter called the Corporation), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of Citizens Republic Bancorp, Inc. and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated	Countersigned and Registered

American Stock Transfer & Trust Co.

Transfer Agent and Registrar

By
	Authorized Signature	Secretary	[Title]

REVERSE OF SECURITY
CITIZENS REPUBLIC BANCORP, INC.
     The shares of Contingent Convertible Perpetual Non-Cumulative Preferred Stock (the “CONTINGENT CONVERTIBLE PREFERRED STOCK”) will automatically convert on the fifth business day after which the Corporation receives the approval of holders of its Common Stock of an amendment to the Amended & Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the full conversion of the Contingent Convertible Preferred Stock into a number of shares of Common Stock, no par value, of the Corporation (the “COMMON SHARES”) as provided in the Certificate of Designations that amends the Amended and Restated Articles of Incorporation of the Corporation relating to the Contingent Convertible Preferred Stock (the “CERTIFICATE OF DESIGNATIONS”). The preceding description is qualified in its entirety by reference to the Certificate of Designations, a copy of which will be furnished by the Corporation to any shareholder without charge upon request addressed to the Secretary of the Corporation at its principal office in Flint, Michigan, or to the Transfer Agent named on the face of this certificate.
     The Corporation will furnish to any shareholders, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Corporation at its principal office in Flint, Michigan, or to the Transfer Agent named on the face of this certificate.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF AMENDMENT. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

ASSIGNMENT
FOR VALUE RECEIVED,                      HEREBY SELL, ASSIGN AND TRANSFER UNTO
Please Insert Social Security or
Other Identifying Number of Assignee
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
SHARES OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT
ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED

NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.
SIGNATURE GUARANTEED
(Signature Must Be Guaranteed by a Member
of a Medallion Signature Program)